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As filed with the Securities and Exchange Commission on April 2, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RELIANCE STEEL & ALUMINUM CO.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

95-1142616
(I.R.S. Employer Identification Number)

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071
(213) 687-7700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Kay Rustand
Vice President, General Counsel and Corporate Secretary
Reliance Steel & Aluminum Co.
350 South Grand Avenue, Suite 5100
Los Angeles, California 90071
Telephone: (213) 687-7700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Alan F. Denenberg
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
Telephone: (650) 752-2000

            Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt Securities

Guarantees of Debt Securities(2)

Common Stock

Preferred Stock

Warrants

Rights

Units(3)

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

(2)
We are also registering guarantees that the additional registrants listed below may issue with respect to debt securities Reliance Steel & Aluminum Co. may issue. No separate consideration will be received for the guarantees. See inside facing page for information on the additional registrant guarantors.

(3)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Name of Registrant Guarantor(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Allegheny Steel Distributors, Inc.	Pennsylvania	25-1248044
Aluminum and Stainless, Inc.	Louisiana	72-0681494
American Metals Corporation dba American Steel	California	68-0284528
AMI Metals, Inc.	Tennessee	62-1191178
CCC Steel, Inc.	Delaware	95-2504064
Chapel Steel Corp.	Pennsylvania	23-1890801
Chatham Steel Corporation	Georgia	58-0676715
Clayton Metals, Inc.	Illinois	36-2880919
Continental Alloys & Services (Delaware) LLC	Delaware	20-0649531
Continental Alloys & Services Inc.	Delaware	98-0505020
Crest Steel Corporation	California	95-2307217
Delta Steel, Inc.	Texas	74-1506934
Diamond Manufacturing Company	Pennsylvania	24-0562540
Durrett Sheppard Steel Co., Inc.	California	52-2074599
Earle M. Jorgensen Company	Delaware	65-1269024
Feralloy Corporation	Delaware	36-2684994
GH Metal Solutions, Inc.	Alabama	63-0587585
Infra-Metals Co.	Georgia	58-1448179
LBT, Inc.	Illinois	36-3937176
Liebovich Bros., Inc.	Illinois	36-2316641
McKey Perforated Products Co., Inc.	Tennessee	62-1808421
McKey Perforating Co., Inc.	Wisconsin	39-0860431
Metals Supply Company, Ltd.	Texas	76-0629369
National Specialty Alloys, Inc.	Delaware	26-0632283
Pacific Metal Company	Oregon	37-1433982
PDM Steel Service Centers, Inc.	California	95-4769488
Phoenix Corporation dba Phoenix Metals Company	Georgia	58-1455083
Precision Flamecutting and Steel, Inc.	Texas	74-1834292
Precision Strip, Inc.	Ohio	34-1207681
Precision Strip Transport, Inc.	Ohio	34-1595224
Service Steel Aerospace Corp.	Delaware	22-2998678
Siskin Steel & Supply Company, Inc.	Tennessee	62-0470512
Smith Pipe & Steel Company	Arizona	86-0351813
Sugar Steel Corporation	Illinois	36-2590428
Sunbelt Steel Texas, Inc.	Texas	26-1477110
Toma Metals, Inc.	Pennsylvania	25-1538276
Viking Materials, Inc.	Minnesota	41-1226051
Yarde Metals, Inc.	Connecticut	06-0970894

(1)
The address and telephone number of each co-registrant's principal executive offices is 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, (213) 687-7700.

PROSPECTUS

RELIANCE STEEL & ALUMINUM CO.

DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS

        We or selling securityholders may from time to time offer to sell our debt securities, common stock or preferred stock, either separately or represented by warrants or rights, as well as units that include any of these securities or securities of other entities. Our debt securities may be guaranteed by one or more of our subsidiaries, on terms to be determined at the time of the offering. The debt securities, preferred stock, warrants, rights and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

        We or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of any securities to be offered and any related guarantees, together with the terms of the offering, in supplements to this prospectus to the extent required. You should read this prospectus, the applicable prospectus supplement and any documents we incorporate by reference carefully before you invest.

        Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol "RS."

        Our principal executive offices are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071. Our telephone number is (213) 687-7700.

        Investing in these securities involves risks. Investors should review the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in the securities offered hereby.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we or any selling securityholder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits.

        You should read this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below. Information in any prospectus supplement or incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "Reliance," "we," "us" and "our" are to Reliance Steel & Aluminum Co. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings, including the complete registration statement and all of the exhibits thereto, are also available through the SEC's website at http://www.sec.gov. Our internet address is www.rsac.com. We are not incorporating the contents of our website into this prospectus or any accompanying prospectus supplement (apart from those documents that are referenced below).

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby incorporate by reference the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Our Current Reports on Form 8-K filed on February 7, 2013, February 25, 2013 and February 26, 2013;

  •
  Portions of our definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders to be held May 15, 2013 that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 2, 1994, including all amendments and reports filed for the purpose of updating such description; and

  •
  Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and before the termination of this offering.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Kay Rustand, Vice President, General Counsel and Corporate Secretary, Reliance Steel & Aluminum Co., 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, Telephone: (213) 687-7700.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contains or incorporates by reference certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include discussions of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" and "continue," the negative of these terms, and similar expressions. All statements contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management's estimates, projections and assumptions as of the date of such statements and include the assumptions that underlie such statements.

        Forward-looking statements involve known and unknown risks and uncertainties. Various factors, such as the factors listed below and in "Risk Factors" in any accompanying prospectus supplement and in our Annual Report on Form 10-K and/or Quarterly Reports on Form 10-Q incorporated by reference herein, may cause our actual results, performance, or achievements to be materially different from those expressed or implied by any forward-looking statements. Among the factors that could cause our results to differ are the following:

  •
  Our future operating results depend on a number of factors beyond our control, such as the prices for and the availability of metals, which could cause our results to fluctuate significantly over time. During periods of low customer demand it could be more difficult for us to pass through price increases to our customers, which could reduce our gross profit and net income. A significant or rapid increase or decrease in costs from current levels could have a severe negative impact on our profitability.

  •
  We service industries that are highly cyclical, and downturns in our customers' industries could reduce our revenue and profitability.

  •
  The success of our business is affected by general economic and political conditions both in the U.S. and globally. Our business was adversely impacted by the recent economic recession and, although pricing and demand have stabilized since that time, we do not know if, or when, demand levels will return to pre-recession levels. Recently we have also been impacted by "fiscal cliff" concerns, which have led many of our customers to decrease their purchasing activity. Austerity measures that have been or may be instituted by the U.S., including the recent automatic sequesters, or the inability of the U.S. to raise its "debt ceiling" could negatively impact our business. Further, any significant deterioration in the global economy from current levels could also negatively impact our business.

  •
  We operate in a very competitive industry and increased competition could reduce our profitability.

  •
  Global economic factors may cause increased imports of metal products to the U.S., which may cause the cost of the metals we purchase to decline and could also cause our selling prices and profitability to decline.

  •
  If metals producers increase production levels without offsetting increases in end demand, metal costs could decline, which may cause our selling prices and profitability to decline.

  •
  As a decentralized business, we depend on both senior management and our operating employees; if we are unable to attract and retain well-qualified individuals, our results of operations may decline.

  •
  The interest rates on our revolving credit facility are variable. Our outstanding borrowings on our revolving credit facility were $525.0 million at December 31, 2012. Interest rate changes could have a significant impact on our financial results, and the impact would be amplified if we increase our borrowings on our revolving credit facility or obtain new financing at variable rates.

  •
  We may not be able to consummate future acquisitions, and those acquisitions that we do complete may be difficult to integrate into our business, or may fail to successfully adopt our operating strategies.

  •
  Our acquisitions might fail to perform as we anticipate or there could be significant negative events in our industry or the general economy that fundamentally alter our business model and outlook. This could result in a significant impairment charge to goodwill and/or other intangible assets. Acquisitions may also result in our becoming responsible for unforeseen liabilities that may adversely affect our financial condition and liquidity. If our acquisitions do not perform as anticipated, our operating results also may be adversely affected.

  •
  Various environmental and other governmental regulations may require us to expend significant capital and incur substantial costs or may impact the customers we serve, which may have a negative impact on our financial results.

  •
  We may discover internal control deficiencies in our decentralized operations or in an acquisition that must be reported in our SEC filings, which may have a negative impact on the market price of our common stock or the ratings of our debt.

  •
  If existing shareholders with substantial holdings of our common stock sell their shares, the market price of our common stock could decline.

  •
  Principal shareholders who own a significant number of our shares may have interests that conflict with yours.

  •
  We may pursue growth opportunities that require us to increase our leverage ratios. This may impact our public debt ratings.

  •
  The volatility of our stock price has increased significantly since 2008. This volatility may continue in the future and may increase from current levels.

The foregoing factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future performance or results. We are not obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements and review carefully the section captioned "Risk Factors" in any accompanying prospectus supplement and in our Annual Report on Form 10-K and/or Quarterly Reports on Form 10-Q incorporated by reference herein for a more complete discussion of the risks of an investment in the Company's securities.

USE OF PROCEEDS

        Unless otherwise stated in any prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities, common stock, preferred stock, warrants, rights or units that may be offered hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, reducing or refinancing our indebtedness, financing possible acquisitions and redeeming outstanding securities. Net proceeds may be temporarily invested in short-term investments or applied to repay short-term debt before their stated use. Any prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. We will not receive any proceeds from sales of securities by selling securityholders.

RATIOS OF EARNINGS TO FIXED CHARGES

(unaudited)

        The table below sets forth our ratios of earnings to fixed charges for the periods indicated.

For the Fiscal Years Ended December 31,
2012	2011	2010	2009	2008
8.08	6.86	4.30	3.00	8.13

        Earnings consist of earnings from continuing operations, fixed charges and distributed income of equity investees, less non-controlling interests in pre-tax earnings of subsidiaries that have not incurred fixed charges. Fixed charges consist of all interest on indebtedness, amortization of debt discount and expense and the portion of rental expense that represents an interest factor.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, common stock, preferred stock, warrants, rights or units that may be offered under this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

 LEGAL MATTERS

        Unless otherwise indicated in the appropriate prospectus supplement, Davis Polk & Wardwell LLP, Menlo Park, California, will opine on the validity of the securities on our behalf and on behalf of any subsidiary guarantors.

EXPERTS

        The consolidated financial statements and schedule of Reliance Steel & Aluminum Co. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of Reliance Steel & Aluminum Co. (the "Registrant") in connection with the offering described in this Registration Statement (all of which will be borne by the Registrant). All amounts shown are estimated.

Amount to be Paid
SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Miscellaneous fees and expenses		+
Trustee fees and expenses		+

Total	$	*

*
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

+
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

        In Article IV of the restated articles of incorporation of the Registrant, the Registrant has eliminated to the fullest extent permitted under California law the liability of directors of the Registrant for monetary damages. Additionally, the Registrant is authorized to indemnify its agents as defined in Section 317 of the California General Corporation Law for breach of their duty to the Registrant and its shareholders through Bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted under Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law. Section 5.11 of the Registrant's amended and restated bylaws provides that the Registrant shall indemnify each of its agents against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by such person by reason of such person having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California General Corporation Law, as amended from time to time, and that the Registrant shall advance the expenses reasonably expected to be incurred in defending any such proceeding, upon receipt of the undertaking required by Section 317(f).

        Section 204 of the California General Corporation Law allows a corporation, among other things, to eliminate or limit the personal liability of a director for monetary damages in an action brought by the corporation itself or by way of a derivative action brought by shareholders for breach of a director's duties to the corporation and its shareholders. The provision may not eliminate or limit liability of directors for the following specified actions, however: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provision does not apply to acts or omissions occurring before the date that the provision became effective and does not eliminate or limit the liability of an officer for an act or omission as an officer, regardless of whether that officer is also a director.

        Section 317 of the California General Corporation Law gives a corporation the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether threatened, pending, or completed, and whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify such a person against expenses, judgments, fines, settlements and other amounts actually or reasonably incurred in connection with the proceeding, if that person acted in good faith, and in a manner that that person reasonably believed to be in the best interest of the corporation; and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter (a) as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding was brought shall determine that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses; and (b) which is settled or otherwise disposed of without court approval. To the extent that any such person has been successful on the merits in defense of any proceeding, or any claim, issue or matter therein, that person shall be indemnified against expenses actually and reasonably incurred in connection therewith. Indemnification is available only if authorized in the specific case by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, by approval of the shareholders other than the person to be indemnified, or by the court. Expenses incurred by such a person may be advanced by the corporation before the final disposition of the proceeding upon receipt of an undertaking to repay the amount if it is ultimately determined that the person is not entitled to indemnification.

        Section 317 of the California General Corporation Law further provides that a corporation may indemnify its officers and directors in excess of the statutory provisions if authorized by its articles of incorporation and that a corporation may purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his or her capacity, or arising out of his or her status with the corporation.

        In addition to the provisions of the restated articles of incorporation and amended and restated bylaws of the Registrant, the Registrant has entered into indemnification agreements with all of its present directors and officers, to indemnify these persons against liabilities arising from third party proceedings, or from proceedings by or in the right of the Registrant, to the fullest extent permitted by law. Additionally, the Registrant has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

        At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant pursuant to which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification. Section 317 of the California General Corporation Law and the restated and amended bylaws of the Registrant provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        The Registrant maintains standard policies of directors' and officers' liability insurance.

Item 16.    Exhibits

Exhibit No.		Document
1.1	†	Form of Underwriting Agreement relating to debt securities

1.2	*	Form of Underwriting Agreement relating to common stock

2.1	**	Agreement and Plan of Merger, dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Metals USA Holdings Corp. (incorporated by reference from Exhibit 2.1 to Registrant's Current Report on Form 8-K filed February 7, 2013)

4.1		Restated Articles of Incorporation (incorporated by reference from Exhibits 3.01 and 10.03, respectively, to Registrant's Registration Statement on Form S-1, as amended, originally filed on May 25, 1994 as Commission File No. 33-79318)

4.2		Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K/A dated May 18, 2011)

4.3		Amendment to Restated Articles of Incorporation dated May 29, 1998 (incorporated by reference from Appendix A to Registrant's Proxy Statement for Annual Meeting of Shareholders held May 20, 1998)

4.4		Certificate of Amendment to the Restated Articles of Incorporation of Reliance Steel & Aluminum Co. (incorporated by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K dated May 16, 2012)

4.5		Indenture dated November 20, 2006 by and among Reliance, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association and Forms of the Notes and the Exchange Notes under the Indenture (incorporated by reference from Exhibits 10.1 and 10.2 to Registrant's Current Report on Form 8-K dated November 20, 2006)

4.6	†	Form of Indenture by and among Reliance, the Subsidiary Guarantors named therein and the Trustee named therein and Forms of the Notes under the Indenture

5.1	†	Opinion of Davis Polk & Wardwell LLP

5.2	†	Opinion of Andre D. Dorval, Attorney at Law

5.3	†	Opinion of Bailey Cavalieri LLC

5.4	†	Opinion of Bradley Arant Boult Cummings LLP

5.5	†	Opinion of Bryan Cave LLP

5.6	†	Opinion of Davis Wright Tremaine LLP

5.7	†	Opinion of Durio McGoffin Stagg & Ackermann

5.8	†	Opinion of Foley & Lardner LLP

5.9	†	Opinion of Frederikson & Byron, P.A.

Exhibit No.		Document
5.10	†	Opinion of Greenberg Traurig LLP

5.11	†	Opinion of Vinson & Elkins LLP

12.1	†	Statement of Ratio of Earnings to Fixed Charges

23.1	†	Consent of KPMG LLP, independent registered public accounting firm

23.2	†	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 to this Registration Statement)

24.1		Powers of Attorney (see signature pages)

25.1	†	Statement of Eligibility of Wells Fargo Bank, National Association, as trustee, with respect to debt securities

†
Filed herewith

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**
Reliance has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

Item 17.    Undertakings

        (a)   Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities

  Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

          (8)   To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

RELIANCE STEEL & ALUMINUM CO.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Executive Vice President and Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Reliance Steel & Aluminum Co., a California corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	President and Chief Operating Officer; Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Executive Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013

Signature	Title	Date

/s/ SARAH J. ANDERSON Sarah J. Anderson	Director	April 1, 2013
/s/ JOHN G. FIGUEROA John G. Figueroa	Director	April 1, 2013
/s/ THOMAS W. GIMBEL Thomas W. Gimbel	Director	April 1, 2013
/s/ DOUGLAS M. HAYES Douglas M. Hayes	Director	April 1, 2013
/s/ FRANKLIN R. JOHNSON Franklin R. Johnson	Director	April 1, 2013
/s/ MARK V. KAMINSKI Mark V. Kaminski	Director	April 1, 2013
/s/ ANDREW G. SHARKEY III Andrew G. Sharkey III	Director	April 1, 2013
/s/ LESLIE A. WAITE Leslie A. Waite	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

ALLEGHENY STEEL DISTRIBUTORS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Allegheny Steel Distributors, Inc., a Pennsylvania corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ JOHN T. LYDON John T. Lydon	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ BERNIE J. HERRMANN Bernie J. Herrmann	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

ALUMINUM AND STAINLESS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Aluminum and Stainless, Inc., a Louisiana corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ JOSEPH B. WOLF, SR. Joseph B. Wolf, Sr.	President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer); Director	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

AMERICAN METALS CORPORATION
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of American Metals Corporation, a California corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chairman (Principal Executive Officer); Director	April 1, 2013
/s/ PAUL WORDEN Paul Worden	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

AMI METALS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of AMI Metals, Inc., a Tennessee corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ KIM HAYES Kim Hayes	Corporate Controller (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ WILLIAM K. SALES, JR. William K. Sales, Jr.	Director	April 1, 2013
/s/ SCOTT A. SMITH Scott A. Smith	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

CCC STEEL, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of CCC Steel, Inc., a Delaware corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Vice President and Secretary (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ BRIAN TENENBAUM Brian Tenenbaum	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

CHAPEL STEEL CORP.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Chapel Steel Corp., a Pennsylvania corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ G. PATRICK JONES G. Patrick Jones	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ STANLEY ALTMAN Stanley Altman	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

CHATHAM STEEL CORPORATION
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Chatham Steel Corporation, a Georgia corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ REBECCA KEITH Rebecca Keith	Chief Financial Officer and Assistant Secretary (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

CLAYTON METALS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Clayton Metals, Inc., an Illinois corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM K. SALES, JR. William K. Sales, Jr.	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ DANIEL HEIDE Daniel Heide	Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ BRIAN CLEVELAND Brian Cleveland	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

CONTINENTAL ALLOYS & SERVICES (DELAWARE) LLC
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Continental Alloys & Services (Delaware) LLC, a Delaware limited liability company (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. HOFFMAN James D. Hoffman	Chief Executive Officer (Principal Executive Officer); Manager	April 1, 2013
/s/ THOMAS URBAN Thomas Urban	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Manager	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Manager	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Manager	April 1, 2013
/s/ DAVID SAPUNJIS David Sapunjis	Manager	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

CONTINENTAL ALLOYS & SERVICES INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Continental Alloys & Services Inc., a Delaware corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. HOFFMAN James D. Hoffman	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ THOMAS URBAN Thomas Urban	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

CREST STEEL CORPORATION
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Crest Steel Corporation, a California corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. HOFFMAN James D. Hoffman	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ DAVID O. ZERTUCHE David O. Zertuche	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer); Director	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ KRISTOFER FARRIS Kristofer Farris	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

DELTA STEEL, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Delta Steel, Inc., a Texas corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ V. THOMAS RUDD V. Thomas Rudd	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ ERIC J. OFFENBERGER Eric J. Offenberger	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

DIAMOND MANUFACTURING COMPANY
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Diamond Manufacturing Company, a Pennsylvania corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. SIMPSON David L. Simpson	President and Chief Operating Officer (Principal Executive Officer); Director	April 1, 2013
/s/ KEITH ZINN Keith Zinn	Executive Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

DURRETT SHEPPARD STEEL CO., INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Durrett Sheppard Steel Co., Inc., a California corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ BRENDA MIYAMOTO Brenda Miyamoto	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ STEPHEN P. KOCH Stephen P. Koch	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

EARLE M. JORGENSEN COMPANY
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Earle M. Jorgensen Company, a Delaware corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. HOFFMAN James D. Hoffman	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ E. GILBERT LEON, JR. E. Gilbert Leon, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ JAMES DESMOND James Desmond	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

FERALLOY CORPORATION
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Feralloy Corporation, a Delaware corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ JACK D. LOVE Jack D. Love	Vice President, Finance and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ CARLOS RODRIGUEZ BORJAS Carlos Rodriguez Borjas	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

GH METAL SOLUTIONS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of GH Metal Solutions, Inc., an Alabama corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARLOS RODRIGUEZ BORJAS Carlos Rodriguez Borjas	President and Chief Operating Officer (Principal Executive Officer); Director	April 1, 2013
/s/ JACK D. LOVE Jack D. Love	Vice President, Finance and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

INFRA-METALS CO.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Infra-Metals Co., a Georgia corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ HERB DUBROW Herb Dubrow	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ MARK HAIGHT Mark Haight	Director	April 1, 2013
/s/ JOHN LUSDYK John Lusdyk	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

LBT, Inc.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of LBT, Inc., an Illinois corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL SHANLEY Michael Shanley	President and Chief Operating Officer (Principal Executive Officer); Director	April 1, 2013
/s/ BRIAN PETERSON Brian Peterson	Treasurer and Assistant Secretary (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

LIEBOVICH BROS., INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Liebovich Bros., Inc., an Illinois corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director	April 1, 2013
/s/ BRIAN PETERSON Brian Peterson	Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ MICHAEL SHANLEY Michael Shanley	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

MCKEY PERFORATED PRODUCTS CO., INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of McKey Perforated Products Co., Inc., a Tennessee corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. SIMPSON David L. Simpson	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ JEAN A. MCKEY Jean A. McKey	President and Treasurer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

MCKEY PERFORATING CO., INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of McKey Perforating Co., Inc., a Wisconsin corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. SIMPSON David L. Simpson	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ JEAN A. MCKEY Jean A. McKey	President and Treasurer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

METALS SUPPLY COMPANY, LTD.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Metals Supply Company, Ltd., a Texas corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ LINDA KLUG Linda Klug	Controller (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

NATIONAL SPECIALTY ALLOYS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President, Finance and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of National Specialty Alloys, Inc., a Delaware corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. HOFFMAN James D. Hoffman	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Vice President, Finance and Secretary (Principal Financial Officer; Principal Accounting Officer); Director	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ MARK RUSS Mark Russ	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

PACIFIC METAL COMPANY
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Pacific Metal Company, an Oregon corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ BRENDA MIYAMOTO Brenda Miyamoto	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/S/ JOHN ("SANDY") NOSLER John ("Sandy") Nosler	Director	April 1, 2013
/s/ WILLIAM K. SALES, JR. William K. Sales, Jr.	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

PDM STEEL SERVICE CENTERS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of PDM Steel Service Centers, Inc., a California corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director	April 1, 2013
/s/ BRAD BLICKLE Brad Blickle	Vice President, Finance and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ DEREK A. HALECKY Derek A. Halecky	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

PHOENIX CORPORATION
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Phoenix Corporation, a Georgia corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director	April 1, 2013
/s/ WILLIAM T. HELLSTEIN William T. Hellstein	Chief Financial Officer and Assistant Secretary (Principal Financial Officer; Principal Accounting Officer); Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ STEPHEN E. ALMOND Stephen E. Almond	Director	April 1, 2013
/s/ R. WAYNE GRANT R. Wayne Grant	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

PRECISION FLAMECUTTING AND STEEL, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Precision Flamecutting and Steel, Inc., a Texas corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ BRENDA MIYAMOTO Brenda Miyamoto	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ JOHN D. MURRAY John D. Murray	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

PRECISION STRIP, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Precision Strip, Inc., an Ohio corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ TRACY A. DREES Tracy A. Drees	Chief Financial Officer and Assistant Secretary (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ JOSEPH P. WOLF Joseph P. Wolf	Director	April 1, 2013
/s/ THOMAS J. WENTE Thomas J. Wente	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

PRECISION STRIP TRANSPORT, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Precision Strip Transport, Inc., an Ohio corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH P. WOLF Joseph P. Wolf	President and Chief Operating Officer (Principal Executive Officer); Director	April 1, 2013
/s/ TRACY A. DREES Tracy A. Drees	Chief Financial Officer and Assistant Secretary (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

SERVICE STEEL AEROSPACE CORP.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Service Steel Aerospace Corp., a Delaware corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director	April 1, 2013
/s/ DAVID JOHNSON David Johnson	Vice President, Administration and Controller (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ DOUG NESBITT Doug Nesbitt	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

SISKIN STEEL & SUPPLY COMPANY, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Siskin Steel & Supply Company, Inc., a Tennessee corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Chairman of the Board; Director	April 1, 2013
/s/ ELIZABETH A. NALL Elizabeth A. Nall	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ PAUL LOFTIN Paul Loftin	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

SMITH PIPE & STEEL COMPANY
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Smith Pipe & Steel Company, an Arizona corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ V. THOMAS RUDD V. Thomas Rudd	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ ERIC J. OFFENBERGER Eric J. Offenberger	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

SUGAR STEEL CORPORATION
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Sugar Steel Corporation, an Illinois corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ CHERYL KIEF Cheryl Kief	Controller (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ ROBERT J. SUGAR Robert J. Sugar	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

SUNBELT STEEL TEXAS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Chief Financial Officer, Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Sunbelt Steel Texas, Inc., a Texas corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. HOFFMAN James D. Hoffman	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Chief Financial Officer, Vice President and Secretary (Principal Financial Officer; Principal Accounting Officer); Director	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ MICHAEL L. KOWALSKI Michael L. Kowalski	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

TOMA METALS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Toma Metals, Inc., a Pennsylvania corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID H. HANNAH David H. Hannah	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ DANIEL T. YUNETZ Daniel T. Yunetz	President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer); Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

VIKING MATERIALS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Viking Materials, Inc., a Minnesota corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GREGG J. MOLLINS Gregg J. Mollins	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ DOUGLAS LILYQUIST Douglas Lilyquist	Senior Vice President and Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ MICHAEL ALLEN Michael Allen	Director	April 1, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 1, 2013.

YARDE METALS, INC.
By:	/s/ KARLA R. LEWIS Karla R. Lewis Vice President and Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Yarde Metals, Inc., a Connecticut corporation (the "Company"), hereby severally constitutes and appoints David H. Hannah, Gregg J. Mollins and Karla R. Lewis, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM K. SALES, JR. William K. Sales, Jr.	Chief Executive Officer (Principal Executive Officer); Director	April 1, 2013
/s/ VIRGINIA FITZGERALD Virginia Fitzgerald	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	April 1, 2013
/s/ DAVID H. HANNAH David H. Hannah	Chairman of the Board; Director	April 1, 2013
/s/ GREGG J. MOLLINS Gregg J. Mollins	Director	April 1, 2013
/s/ KARLA R. LEWIS Karla R. Lewis	Director	April 1, 2013
/s/ MATTHEW SMITH Matthew Smith	Director	April 1, 2013

EXHIBIT INDEX

Exhibit No.		Document
1.1	†	Form of Underwriting Agreement relating to debt securities

1.2	*	Form of Underwriting Agreement relating to common stock

2.1	**	Agreement and Plan of Merger, dated as of February 6, 2013, by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Metals USA Holdings Corp. (incorporated by reference from Exhibit 2.1 to Registrant's Current Report on Form 8-K filed February 7, 2013)

4.1		Restated Articles of Incorporation (incorporated by reference from Exhibits 3.01 and 10.03, respectively, to Registrant's Registration Statement on Form S-1, as amended, originally filed on May 25, 1994 as Commission File No. 33-79318)

4.2		Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K/A dated May 18, 2011)

4.3		Amendment to Restated Articles of Incorporation dated May 29, 1998 (incorporated by reference from Appendix A to Registrant's Proxy Statement for Annual Meeting of Shareholders held May 20, 1998)

4.4		Certificate of Amendment to the Restated Articles of Incorporation of Reliance Steel & Aluminum Co. (incorporated by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K dated May 16, 2012)

4.5		Indenture dated November 20, 2006 by and among Reliance, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association and Forms of the Notes and the Exchange Notes under the Indenture (incorporated by reference from Exhibits 10.1 and 10.2 to Registrant's Current Report on Form 8-K dated November 20, 2006)

4.6	†	Form of Indenture by and among Reliance, the Subsidiary Guarantors named therein and the Trustee named therein and Forms of the Notes under the Indenture

5.1	†	Opinion of Davis Polk & Wardwell LLP

5.2	†	Opinion of Andre D. Dorval, Attorney at Law

5.3	†	Opinion of Bailey Cavalieri LLC

5.4	†	Opinion of Bradley Arant Boult Cummings LLP

5.5	†	Opinion of Bryan Cave LLP

5.6	†	Opinion of Davis Wright Tremaine LLP

5.7	†	Opinion of Durio McGoffin Stagg & Ackermann

5.8	†	Opinion of Foley & Lardner LLP

5.9	†	Opinion of Frederikson & Byron, P.A.

5.10	†	Opinion of Greenberg Traurig LLP

5.11	†	Opinion of Vinson & Elkins LLP

12.1	†	Statement of Ratio of Earnings to Fixed Charges

23.1	†	Consent of KPMG LLP, independent registered public accounting firm

23.2	†	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1 to this Registration Statement)

24.1		Powers of Attorney (see signature pages)

Exhibit No.		Document
25.1	†	Statement of Eligibility of Wells Fargo Bank, National Association, as trustee, with respect to debt securities

†
Filed herewith

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**
Reliance has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.